SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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USA TRUCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA TRUCK, INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 2, 2007

To the Stockholders of USA Truck, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of USA Truck, Inc. (the “Company”) will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 2, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect two (2) Class III directors for a term expiring at the 2010 Annual Meeting.

2.	To consider and act upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.

Only holders of record of the Company’s Common Stock at the close of business on March 12, 2007, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 2006, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.

By Order of the Board of Directors
J. RODNEY MILLS
Secretary

Van Buren, Arkansas

April 3, 2007

YOUR VOTE IS IMPORTANT.

YOU ARE URGED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM WILL BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

USA TRUCK, INC.

3200 Industrial Park Road

Van Buren, Arkansas 72956

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 2, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The mailing address of the Company is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 3, 2007.

REVOCABILITY OF PROXY

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to J. Rodney Mills, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of all nominees for director and at the discretion of the persons named as proxies therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 12, 2007, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting. As of the record date, 11,051,971 shares of Common Stock were outstanding. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

The Company’s bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the two nominees for election at the Annual Meeting), each executive officer named in the Summary Compensation Table and all directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 19, 2007, for each individual and the group. The table also lists all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 19, 2007. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him.

			Common Stock
			Beneficially Owned
		Director	Number of		Percent
Name	Age	Since	Shares*		of Class
Directors and Nominees for Director:

Robert M. Powell**	72	1986	1,086,900	(1)	10.1%

James B. Speed**	73	1988	1,357,743	(2)	12.6%

Jerry D. Orler	64	1988	212,831	(3)	2.0%

Joe D. Powers	65	2000	14,500	(4)	(5)

Terry A. Elliott	61	2003	12,500	(6)	(5)

William H. Hanna	45	2005	30,800	(7)	(5)

Richard B. Beauchamp	54	2006	3,500	(8)	(5)

Named Executive Officers (Excluding Persons Named Above):

Clifton R. Beckham	35	--	45,030	(9)	(5)

Garry R. Lewis	61	--	57,006	(10)	(5)

Brandon D. Cox	34	--	42,035	(11)	(5)

All Directors and Executive Officers As a Group (13 Persons)			2,900,024	(12)	26.7%

Beneficial Owners of More Than 5% of Outstanding Common Stock (Excluding Persons Named Above):

Wellington Management Company, LLP			959,300	(13)	8.9%

GAM Holding AG			654,600	(14)	6.1%

Dimensional Fund Advisors LP			590,078	(15)	5.5%

*	All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.
**	Current nominees for re-election as a director.
(1)

The amount shown includes (a) 12,500 shares of Common Stock held by Mr. Powell’s wife (of which Mr. Powell disclaims beneficial ownership) and (b) 16,000 shares of Common Stock Mr. Powell has the right to acquire pursuant to presently exercisable options.

(2)

The amount shown includes (a) 144,951 shares of Common Stock held by Mr. Speed’s wife (of which Mr. Speed disclaims beneficial ownership), (b) 6,982 shares of Common Stock held in a trust for the benefit of Mr. Speed’s minor child (of which Mr. Speed disclaims beneficial ownership) and (c) 5,000 shares of Common Stock Mr. Speed has the right to acquire pursuant to presently exercisable options.

(3)	The amount shown includes 13,900 shares of Common Stock Mr. Orler has the right to acquire pursuant to presently exercisable options.

(4)	The amount shown includes 5,000 shares of Common Stock Mr. Powers has the right to acquire pursuant to presently exercisable options.
(5)	The amount represents less than 1% of the outstanding shares of Common Stock.
(6)	The amount shown includes 8,750 shares of Common Stock Mr. Elliott has the right to acquire pursuant to presently exercisable options.
(7)

Mr. Hanna has shared voting and dispositive power with respect to 29,300 of the 30,800 shares that he beneficially owns. Of those 29,300 shares (a) 12,300 shares are held of record by Hanna Family Investments LP and (b) 17,000 shares are held of record by Hanna Oil and Gas Company. Mr. Hanna owns of record 750 shares and has the right to acquire the remaining 750 shares of Common Stock pursuant to presently exercisable options.

(8)	The amount shown includes 1,500 shares of Common Stock Mr. Beauchamp has the right to acquire pursuant to presently exercisable options.
(9)	The amount shown includes 10,300 shares of Common Stock Mr. Beckham has the right to acquire pursuant to presently exercisable options.
(10)	The amount shown includes 12,600 shares of Common Stock Mr. Lewis has the right to acquire pursuant to presently exercisable options.
(11)	The amount shown includes 12,700 shares of Common Stock Mr. Cox has the right to acquire pursuant to presently exercisable options.
(12)	The amount shown includes 94,300 shares of Common Stock that the members of the identified group have the right to acquire pursuant to presently exercisable options.
(13)

This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, which indicates that Wellington Management Company, LLP, an investment adviser, has shared voting power with respect to 542,400 of the shares, sole voting power with respect to no shares and shared dispositive power with respect to all 959,300 shares indicated as being beneficially owned by it.

(14)

This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on January 12, 2007, which indicates that GAM Holding AG, a parent holding company or control person filing pursuant to Rule 13d-1(c), has shared voting and dispositive power with respect to all 654,600 shares indicated as being beneficially owned by it.

(15)

This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007, which indicates that Dimensional Fund Advisors LP, an investment adviser, has sole voting and dispositive power with respect to all 590,078 shares indicated as being beneficially owned by it.

The address of Mr. Powell and Mr. Speed is 3200 Industrial Park Road, Van Buren, Arkansas 72956. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The address of GAM Holding AG is Klaustrasse 10, 8008 Zurich, Switzerland. The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, California 90401.

ELECTION OF DIRECTORS

Our Restated and Amended Certificate of Incorporation provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. In accordance with the bylaws, the number of directors constituting the entire Board has been decreased to seven. The Board presently consists of seven persons.

The current term of office of the two Class III directors will expire at the 2007 Annual Meeting and those directors have been nominated for re-election at the meeting for a term expiring at the 2010 Annual Meeting:

Class III

Term Expiring 2010

Robert M. Powell

James B. Speed

Proxies may not be voted at the 2007 Annual Meeting for more than two nominees for election as directors. Each of the nominees has consented to serve if elected and, if elected, will serve until the 2010 Annual Meeting and until his successor is duly elected and qualified.

Class I and Class II directors are currently serving terms expiring in 2008 and 2009, respectively. The Class I directors are Joe D. Powers and William H. Hanna. Class II directors are Terry A. Elliott, Jerry D. Orler and Richard B. Beauchamp.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed. It is expected that the nominees will be available for election, but if for any unforeseen reason any nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating Committee.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors. The Board recommends that the stockholders vote FOR the election of both of the nominees named above.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Biographical Information

Robert M. Powell. Mr. Powell has served as Chairman of the Board since 2000, Chief Executive Officer of the Company from 1988 until he retired from that position on January 24, 2007, and as a director since 1986. He served as President from 1988 to 2002. Prior to his employment by us, Mr. Powell was employed by ABF Freight System, Inc., a national trucking company and a subsidiary of Arkansas Best Corporation, for 28 years.

James B. Speed. Mr. Speed has served as a director of the Company since 1988. Mr. Speed served as Chairman of the Board from 1988 until he retired from that position in 2000. Prior to his employment by us, Mr. Speed was employed by ABF Freight System, Inc., a national trucking company and a subsidiary of Arkansas Best Corporation for more than 20 years.

Jerry D. Orler. Mr. Orler has served as a director of the Company since 1988, President since 2002 and Chief Executive Officer beginning January 24, 2007. He served as Vice President, Finance and Chief Financial Officer from 1989 to 2002. He also served as Secretary from 1992 to 2001 and as Treasurer from 1988 to 1993. Prior to his employment by us, Mr. Orler was employed by Arkansas Best Corporation and its subsidiaries for 24 years. Mr. Orler is a Certified Public Accountant and an advisory director of BancorpSouth of Fort Smith, Arkansas.

Joe D. Powers. Mr. Powers has served as a director of the Company since 2000. He is a retired Chairman and Chief Executive Officer of Merchants National Bank of Fort Smith, Arkansas, and served as Chairman of the Advisory Board of Regions Bank of Fort Smith, Arkansas from 2000 to 2005.

Terry A. Elliott. Mr. Elliott has served as a director of the Company since 2003. Mr. Elliott has chaired the Company’s Audit Committee since 2003 and qualifies as the Company’s Audit Committee financial expert. He has been Chief Financial Officer of Safe Foods Corporation, a food safety company in North Little Rock, Arkansas, since 2000 and served as a director of Safe Foods from 2000 to 2003. Mr. Elliott also was a director of Superior Financial Corporation (the holding company for Superior Federal Bank, F.S.B.) and a member of its Audit Committee from February 2003 until Superior was sold to Arvest Holdings, Inc. in August 2003. From 1996 to 2000, Mr. Elliott served as the Chief Financial Officer for two unrelated private start-up businesses. Mr. Elliott is a Certified Public Accountant licensed in the states of Texas and Arkansas.

William H. Hanna. Mr. Hanna has served as a director of the Company since 2005. Mr. Hanna has been President of Hanna Oil and Gas Company since 2000. He has worked in the oil and gas industry since 1983. Mr. Hanna is also a director of First National Bank of Fort Smith, Arkansas.

Richard B. Beauchamp. Mr. Beauchamp has served as a director of the Company since February 2006. Mr. Beauchamp is a Certified Public Accountant and has been a General Partner of Norris Taylor & Company, a Certified Public Accounting firm in Fort Smith, Arkansas, since 1980. He has worked in the accounting profession since 1975. Mr. Beauchamp is also a director of Weldon, Williams & Lick, Inc., a specialty printing company, the University of Arkansas Fort Smith Foundation, the University of Arkansas Fort Smith Family Enterprise Center, and he serves on the boards of several community and civic organizations.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

Board Meetings and Committees

In 2006, the Board of Directors held four regular meetings and two special meetings. The Board has a standing Executive Compensation Committee, Audit Committee, Nominating Committee, Nonemployee Director Stock Option Committee and Employee Stock Option Committee. Each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he served. The Board has determined that to be considered independent, as defined by Rule 4200(a)(15) of The NASDAQ Stock Market’s listing standards, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers among other things, whether a director is a current or former employee of the Company. Annually, our General Counsel reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that all of the directors, with the exception of Robert M. Powell, James B. Speed and Jerry D. Orler, are independent directors. Messrs. Powell and Orler are current employees of the Company and Mr. Speed was formerly Chairman of the Board of the Company. The independent directors met in executive session, without management directors or other representatives of management present, in connection with each regular meeting of the Board.

Executive Compensation Committee

The purpose of the Executive Compensation Committee is to recommend to the Board matters pertaining to compensation of our executive officers and contributions to our 401(k) Investment Plan. The Executive Compensation Committee is also responsible for administering the grants of options and other awards to employees under the 2004 Equity Incentive Plan. The Executive Compensation Committee has no charter. The Executive Compensation Committee has delegated to the Employee Stock Option Committee the responsibility for administering the grants of options and other awards to employees other than executive officers. The Executive Compensation Committee met once in person during 2006. In 2006, the Executive Compensation Committee was composed of Joe D. Powers (Chairman), Richard B. Beauchamp and William H. Hanna. For additional information regarding the Executive Compensation Committee’s processes and procedures, see “Executive Compensation – Compensation Discussion and Analysis.”

Audit Committee

The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes. The Audit Committee’s responsibilities include:

•	Monitoring our financial reporting processes and systems of internal controls regarding finance and accounting;
•	Monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm; and
•	Providing an avenue of communication among the Board, the independent registered public accounting firm and our management.

In fulfilling its responsibilities, the Audit Committee meets with representatives of our independent registered public accounting firm to review their findings during the conduct of the annual audit and to discuss recommendations with respect to our internal control policies and procedures. The Audit Committee also reviews our quarterly financial and operating results, and the public reporting of those results, through meetings and conference calls with management, the independent registered public accounting firm and our securities counsel.

The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm. The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest and reviews all such transactions at least annually. The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. A copy of the Audit Committee’s charter as amended effective October 18, 2006, is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page.

The Audit Committee met three times in person and ten times via conference call during 2006. The Audit Committee is composed of Terry A. Elliott (Chairman), Joe D. Powers and Richard B. Beauchamp. Mr. Elliott and Mr. Powers served throughout 2006, and Mr. Beauchamp was appointed to the Committee in February 2006 to fill the vacancy resulting from the death of former director Roland S. Boreham, Jr. The Board has determined that Terry A. Elliott is the audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K and meets the independence and financial sophistication requirements set forth in Rule 4350(d)(2)(A) of The NASDAQ Stock Market’s listing standards.

All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of The NASDAQ Stock Market’s listing standards and meet the independence and other requirements set forth for audit committee members in Rule 4350(d)(2)(A) of those listing standards. See “Independent Registered Public Accounting Firm—Report of Audit Committee.”

Nominating Committee

The Nominating Committee is composed of all Board members. The Board met in its capacity as the Nominating Committee twice in 2006. In accordance with the Nominating Committee’s charter, in order to be considered a Nominating Committee nominee, a person’s (including an incumbent director’s) nomination must be approved by both the vote of a majority of a quorum of the full Nominating Committee and the vote of a majority of the directors then serving on the Nominating Committee who are independent directors as defined in Rule 4200(a)(15) of The NASDAQ Stock Market’s listing standards. The vote of the independent directors must be taken by unanimous written consent or at a meeting in executive session, without the presence of the other members of the Nominating Committee.

The Nominating Committee’s policy with regard to considering director candidates recommended by stockholders is set forth in detail in the Nominating Committee charter. Any stockholder of the Company who is the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at our next annual meeting, and who has held such shares for at least one year, may recommend to the Nominating Committee for consideration as a director nominee any person who meets certain minimum qualifications, which are described below and which are listed in the Nominating Committee charter. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws. The Nominating Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating Committee will have primary authority for identifying persons who meet certain minimum qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board. The Nominating Committee may delegate this identification function to one or more of its members. In performing this function, the Nominating Committee may rely on such resources as it deems appropriate, including without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders. In addition, the Nominating Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating Committee shall determine to be reasonable and appropriate.

Each nominee must be at least twenty-one years of age at the time of his or her election as a director and must meet such other minimum qualifications as may be set forth from time to time in our bylaws. In addition to such minimum requirements, each nominee must, unless waived by the Nominating Committee and by the independent directors serving on the Nominating Committee, have a bachelor’s degree from an accredited U.S. college or university, or a corresponding degree from a foreign educational institution, have at least ten years of experience in a business or profession (which need not be the truckload or other transportation industry) that, in the opinion of the Nominating Committee, provides the proposed nominee with such experience as will enable him or her to serve as an effective member of the Board, and have no relationship with us or other circumstances that would be likely to create a conflict of interest or otherwise interfere with the exercise by such person of impartial judgment in his or her capacity as a director. Finally, in identifying and selecting persons for consideration as nominees, the Nominating Committee will consider the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

The Nominating Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the minimum qualifications, as described above, and set forth in the Nominating Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board. These procedures may include at least one personal interview of the candidate by the Nominating Committee, discussions with qualified representatives of companies or firms by which the candidate is or has previously been employed or on whose boards of directors the candidate is serving or has previously served, or with such other persons as the Nominating Committee deems appropriate to rely upon as references for the candidate, and completion of a questionnaire regarding the candidate’s prior employment and service on boards of directors, criminal convictions or sanctions and other matters deemed appropriate by the Nominating Committee.

The Nominating Committee charter is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page.

Nonemployee Directors Stock Option Committee

The Nonemployee Directors Stock Option Committee, which met once in 2006, is currently, and was throughout 2006, composed of Robert M. Powell (Chairman) and Jerry D. Orler. The Nonemployee Directors Stock Option Committee is responsible for administering the grants of stock options and other awards to nonemployee directors under the 2004 Equity Incentive Plan. The Nonemployee Directors Stock Option Committee also has the responsibility for administering our 1997 Nonqualified Stock Option Plan for Nonemployee Directors. Even though the term of such Plan has expired and options may no longer be granted thereunder, some options remain outstanding under the Plan, and this Committee has continuing authority with respect to such outstanding options, including, for example, addressing any questions of interpretation that may arise.

Employee Stock Option Committee

The Employee Stock Option Committee is currently composed of Joe D. Powers (Chairman), William H. Hanna and Richard B. Beauchamp and has the responsibility for administering our Employee Stock Option Plan. The term of the Employee Stock Option Plan expired in 2002, and no new options may be granted thereunder. However, some options remain outstanding under the Plan, and this Committee has continuing authority with respect to such outstanding options, including, for example, addressing any questions of interpretation that may arise. This Committee also has responsibility, by delegation from the Executive Compensation Committee, for administering the grants of options and other awards under the 2004 Equity Incentive Plan to employees other than executive officers. The Employee Stock Option Committee met once via conference call during 2006. At the time of that meeting, the Committee consisted of Mr. Powers, Mr. Hanna and former director Roland S. Boreham, Jr.

EXECUTIVE OFFICERS

Our executive officers are Robert M. Powell, Jerry D. Orler, Clifton R. Beckham, Garry R. Lewis, Brandon D. Cox, Michael E. Brown, Michael R. Weindel, Jr. and J. Rodney Mills. Biographical information for Mr. Powell and Mr. Orler is set forth under the heading “Additional Information Regarding the Board of Directors—Biographical Information” above.

Clifton R. Beckham. Mr. Beckham, 35, has served as Senior Vice President, Finance since 2003 and Chief Financial Officer since 2002. He served as Secretary from 2001 to 2005, as Vice President, Finance from 2002 to 2003, as Treasurer from 2001 to 2002, as Controller from 1999 to 2001 and as Chief Accountant from 1996 to 1999. Mr. Beckham, a Certified Public Accountant, has worked for us since 1994.

Garry R. Lewis. Mr. Lewis, 61, has served as Senior Vice President, Operations since 2003. He served as Vice President, Operations from 2002 to 2003 and as Director of Operations from 1986 to 2002. Prior to his employment by us, Mr. Lewis was employed by ABF Freight System, Inc. and its various subsidiaries for 13 years.

Brandon D. Cox. Mr. Cox, 34, has served as Senior Vice President, Marketing since 2003. He served as Vice President, Sales and Marketing from 2002 to 2003, as Director of Operations from February 2002 to May 2002 and as Manager of Special Projects in the Operations department from 1998 to 2002. Mr. Cox has worked for us since 1994.

Michael E. Brown. Mr. Brown, 40, has served as Vice President, Maintenance since November 2003. He served as Director, Maintenance from January 2003 to November 2003. During 2002, he worked for Wal-Mart Stores, Inc. as a Regional Maintenance Manager in its private trucking fleet. Prior to working at Wal-Mart, he worked for us from 1992 through 2001 in a variety of positions in the Maintenance, Operations and Risk Management departments.

Michael R. Weindel, Jr. Mr. Weindel, 38, has served as Vice President, Human Resources, Recruiting and Training since January 2005. He served as Director, Human Resources, Recruiting and Training from 2003 to 2005, as Director of Purchasing from 2002 to 2003 and as Director of Human Resources from 1997 to 2002. Mr. Weindel has worked for us since 1991.

J. Rodney Mills. Mr. Mills, 42, has served as Vice President, Safety and General Counsel since October 2006, Corporate Counsel from June 2004 to October 2006 and was elected Secretary in May 2005. Prior to employment with us, Mr. Mills was a partner in a Fort Smith, Arkansas law firm, Hardin, Jesson, and Terry, PLLC, where he had provided legal representation to us since 1990.

All of our executive officers are elected annually by the Board to serve until the next annual meeting of the Board and until their respective successors are chosen and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Executive Compensation Committee has responsibility for decisions regarding the compensation of our executive management team, and for ensuring that those decisions are consistent with our compensation philosophy and objectives. The elements of the compensation received by our Chief Executive Officer and the other named executive officers listed in the Summary Compensation Table are consistent with the types of compensation paid to our other executive officers. We believe that our total compensation package is both fair and competitive. Total compensation includes both cash and equity-based compensation. Other than base salaries, a significant portion of the compensation package is performance based, and provides value to our executives based on the achievement of specified performance goals or appreciation in the market price of our Common Stock. This balance between salaries and performance-based cash and equity awards reflects our commitment to linking a meaningful portion of our executive officers’ compensation to performance.

This Compensation Discussion and Analysis explains our compensation policies and practices relating to the compensation of our CEO, our Chief Financial Officer and our three other most highly-compensated executive officers. These five officers are sometimes referred to collectively as “named executive officers.” Except as noted, references to our CEO are to Robert M. Powell, who served as our CEO until January 24, 2007.

Philosophy and Objectives

The objectives of our executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of our stockholders, (ii) motivate and reward high levels of performance, (iii) recognize and reward the achievement of Company and/or business unit goals, and (iv) attract and retain executive officers who contribute to our long-term success.

We incorporate compensation components designed to achieve the objectives referenced above in the short term and the long term. A substantial portion of the cash compensation component is in the form of a performance-based annual incentive, which keeps management focused on near-term results. Proceeds from that annual incentive are designed to be used to purchase our stock through various equity incentive programs. While participants in those programs are encouraged to buy and hold our Common Stock, thus focusing management on long-term results, we do not require them to buy and hold any specific amount of such stock.

As in prior years, the Executive Compensation Committee’s determinations regarding executive compensation last year were based primarily upon its assessment of each executive officer’s leadership performance and potential to enhance long-term stockholder value. The Committee relies upon judgment and not upon rigid guidelines or formulas or short-term changes in our stock price in determining the amount and mix of compensation elements for each executive officer. Key factors affecting our judgments included the nature and scope of the executive officers’ responsibilities, their effectiveness in leading our initiatives to improve our financial performance, customer satisfaction and growth of our business, and their success in creating a culture of integrity and compliance with applicable law and our ethics policies. We also considered the competitiveness of the labor market in which we compete for executive talent and the performances of a comparison group of major companies that are most likely to compete with us for the services of executive officers, which consists of several similarly sized publicly-held truckload carriers with freight operations similar to our own. In addition, we considered data regarding the relative compensation levels (including the percentage allocated to long-term equity incentives) of corporate executives in those companies. However, the Committee does not engage in any formal benchmarking, that is, it does not attempt to set the compensation of our executives at a level having any pre-determined relationship to compensation paid by members of this group of peer companies. Whether actual compensation is above or below compensation paid by other companies to officers in comparable positions will depend on the achievement of performance objectives, the amount available for distribution as cash awards under our Executive Profit-Sharing Incentive Plan and the market value of shares of our Common Stock issued in connection with equity awards, all of which are directly related to our performance.

In addition to considering the factors described in the preceding paragraph, our Executive Compensation Committee attempts to ensure that the base salary and total compensation payable to each executive officer, including our CEO, is fair in relation to the base salary and total compensation payable to the other named executive officers and other members of our management team.

In making decisions regarding compensation of our executive officers, the Executive Compensation Committee relies on management to compile information about compensation practices of competitors and other market information, as well as to provide information regarding the performance of individual executive officers and their potential to contribute to our future success. During 2006, our President had responsibility for conducting performance evaluations and making related reports to the Committee for all executive officers other than our CEO and President. The President also made recommendations to the Committee regarding specific salary increases and awards under our 2004 Equity Incentive Plan for those officers. Performance evaluations and reports relating to the performance of our CEO and President, and recommendations regarding salary increases and equity awards to those officers, are the responsibility of the Committee. The Committee has not engaged or received reports from any third party compensation consultants.

In evaluating the performance of our executive officers, the Executive Compensation Committee reviews information regarding our performance in a number of areas. In recent years, the Committee has focused primarily on revenue growth, operating ratio, earnings per share growth, return on equity, assets and invested capital and the valuation and trading volume of our stock, all of which are reviewed in relationship to general economic conditions. Based on these factors and the recommendations of our CEO and President, the Committee approves a maximum amount by which the salary of each of the executive officers may be increased. The President then determines the specific amount by which each executive officer’s salary, excluding his and the CEO’s, is increased, up to the maximum amount established by the Committee. The Committee makes decisions regarding the grant of incentive awards to our executive officers under our employee benefit plans. Performance-based cash incentives are paid pursuant to a formula contained in the Executive Profit-Sharing Incentive Plan, as described below.

In general, the Executive Compensation Committee does not consider amounts that may be realized by our executive officers from prior compensation awards, such as appreciation in the value of stock previously acquired pursuant to stock options or restricted stock awards, when making decisions regarding current compensation.

The Executive Compensation Committee believes that our compensation plans and practices will reward executive officers for their contributions to our success and provide incentives to them to continue performing services for us to the best of their abilities. The Committee also believes that the extended vesting schedules of awards under the equity compensation plans described below, as well as the limited exercise periods of options granted to the named executive officers, will encourage the named executive officers not only to remain with us, but also to seek to enhance the value of our Common Stock through improvements in our performance and to sustain such improvements throughout the terms of the restricted stock awards and options.

Elements of Compensation

The four elements of our compensation program are base salary, performance-based cash incentives, performance-based restricted stock awards and options and other equity-based awards. While base salary and performance-based cash incentives are awarded and paid with respect to a single fiscal year, restricted stock awards and options have extended vesting schedules and are designed to provide long-term performance incentives. The following is a discussion of each of those elements.

Base Salary. Annual salaries for the executive officers, including the CEO, are generally reviewed in October of each year based on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, our current performance and, to a lesser extent, our overall historical performance, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Executive Compensation Committee’s subjective analysis of the factors contributing to our long-term success and of the executives’ individual contributions to such success.

Performance-Based Cash Incentives. Cash incentive payments based on our performance may be paid to the executive officers under the Executive Profit-Sharing Incentive Plan. It is our policy that a significant percentage of each executive’s annual cash compensation will be represented by awards under this Plan, and therefore will be subject to the performance objective specified in the Plan and to our ability to generate positive pre-tax income. Under this Plan, 5% of our pre-tax, pre-incentive income is set aside annually as an incentive pool for potential distribution at the end of the fiscal year to all executive officers, including our CEO. If we achieve a full-year combined internal operating ratio, determined in accordance with the Plan, of 95% or less for any fiscal year, the incentive pool is distributed within 75 days after the conclusion of that fiscal year to the executive officers, pro rata in proportion to their total base salaries. However, the executive officers have the option of receiving up to 90% of their estimated incentive payment during the last month of the fiscal year to which the payment applies. The amount of the incentive payment to each executive officer is limited to a certain percentage of his total base salary. Under this Plan, as in effect for 2006, the maximum amount that could be paid to each participant, expressed as a percentage of his salary, was determined by the Committee within certain specified ranges. The Plan has been amended, effective January 1, 2007, to specify that the maximum amount that may be paid to each executive officer each year is 100% of his salary for the year. Whether the executive officers’ total cash compensation is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon our performance.

Performance-Based Restricted Stock Awards. Restricted stock awards that vest on the basis of our performance may be granted to certain executive officers under the 2003 Restricted Stock Award Plan. The Executive Compensation Committee awards the stock based on the executive officer’s position. No awards have been made to our former or current CEO under this Plan. Robert M. Powell, our former CEO, contributed, for purposes of awards under this Plan, all the shares that have been awarded under the Plan. Five executive officers currently hold restricted stock awards, including three named executive officers who hold awards granted to them in August 2003. All the awards vest in five increments. Each increment vests only if the holding period requirement has been met and the performance target for each increment has been achieved. For the awards granted to the named executive officers, the performance goal specified in their respective grants is a 15% increase in our retained earnings for the 24-month period after the grant date (for the first increment) and a 10% increase in retained earnings for each of the four subsequent fiscal years (for the final four increments). The performance target for the period ending December 31, 2006, was fully achieved, and the third increment of each of the 2003 awards, in the amount of 5,000 shares each, vested March 1, 2007. Any shares that do not vest in future periods will be forfeited. The ultimate value of the awards depends on a number of factors, including whether the performance goals are achieved, whether the restricted shares vest or are forfeited, and the market value of our Common Stock. Dividends, if any, will be paid on all restricted shares at the same rate as dividends received by all stockholders, except that the Board may decide that any such dividends will be held in escrow and subject to the same risk of forfeiture as the restricted shares on which they are paid.

Options and Other Equity-Based Awards. Equity-based awards, payable in shares of stock or cash, may be granted to executive officers under our 2004 Equity Incentive Plan. Awards may be granted to any of our employees, officers or directors or an affiliate whom the Executive Compensation Committee from time to time selects. Such equity-based awards may take the form of performance shares, performance units, restricted stock, stock units, stock appreciation rights or stock options. The committee that grants any such other awards may cause the awards to be subject to the attainment of certain performance goals.

To date, only stock options have been awarded under the 2004 Equity Incentive Plan. The Executive Compensation Committee may grant to our executive officers options designated as incentive stock options or nonqualified stock options. The exercise price is determined by the Committee, but may not be less than 100% of the fair market value, as defined in such Plan, of the Common Stock on the date of grant. The Committee generally considers option awards quarterly, usually in connection with regularly scheduled Board meetings.

We are currently authorized to issue up to a maximum of 950,000 shares of Common Stock under the 2004 Equity Incentive Plan. On the day of each annual meeting of our stockholders for a period of nine years, starting in 2005 and ending in 2013, the maximum number of shares of Common Stock available for issuance under the Plan will automatically increase by 25,000 shares or such lesser number as determined by the Board. Therefore, as of May 2, 2007, the aggregate number of shares of Common Stock available for issuance under the Plan will be

975,000, including shares previously awarded. As of December 31, 2006, 597,200 shares of Common Stock were available for granting equity awards under the Plan. No named executive officer may receive in any one calendar year awards relating to more than 30,000 shares of Common Stock under such Plan.

Other Elements of Compensation. In addition to the four principal elements of our compensation program described above, we also provide to our executive officers, a matching amount to the qualifying contributions made under our 401(k) Investment Plan, use of a Company-owned automobile and premium payments on life insurance policies, under which we are not the beneficiary. None of our executive officers or employees has a written employment agreement, and we do not maintain any plans or programs providing for severance or other post-termination benefits. We also have no plans that provide for the payment, or acceleration of payment, of any compensation in connection with any change of control of the Company, although the committee granting awards under our 2004 Equity Incentive Plan may provide for acceleration of vesting of individual awards. No outstanding options contain provisions for acceleration upon a change in control. We also do not have a pension plan or other plan providing for benefits payable in connection with or following retirement, nor any plan providing for the deferral of compensation on a basis that is not tax-qualified.

Accounting and Tax Considerations

We have structured our compensation program to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and to avoid any additional taxes or interest charges under Section 409A(a)(1)(B) of the Internal Revenue Code. Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance based and meets certain other requirements including stockholder approval and outside director administration. To date, no executive officer has received compensation in any year that exceeded $1,000,000. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3), and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

Executive Compensation Tables

The following table sets forth certain information concerning the compensation for the last fiscal year for our Chief Executive Officer and Chief Financial Officer and the three other most highly compensated officers.

SUMMARY COMPENSATION TABLE
Name and Principle Position	Year	Salary ($)	Stock Awards (1) ($)	Options Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All other Compensation ($)	Total ($)
Robert M. Powell	2006	217,380	--	10,282	279,511	8,089	514,043
Chairman of the Board and
Chief Executive Officer

Clifton R. Beckham	2006	114,773	53,010	6,723	148,256	10,001	332,763
Sr. Vice President, Finance
and Chief Financial Officer

Jerry D. Orler	2006	177,494	--	14,592	229,273	8,538	428,165
President

Garry R. Lewis	2006	124,200	53,010	14,475	160,427	12,146	364,258
Sr. Vice President,
Operations

Brandon D. Cox	2006	113,142	53,010	10,259	144,859	7,828	328,843
Sr. Vice President,
Marketing

(1)

The amounts shown represent the compensation expense recognized by us for 2006, as determined in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment (“SFAS 123(R)”), with respect to restricted stock awards made in 2003 to the indicated officers under our 2003 Restricted Stock Award Plan. For a discussion of the method used to determine such values, see “Note 10. Stock Plans” to our 2006 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)

The amounts shown represent the compensation expense recognized by us for 2006, as determined in accordance with SFAS 123(R), with respect to the options granted to the respective officers. For a discussion of the assumptions made for purposes of determining such values, see “Note 10. Stock Plans” to our 2006 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Represents cash incentives awarded to and earned by the executive officers pursuant to our Executive Profit-Sharing Incentive Plan for services rendered during 2006.

The following table provides information on awards made to and earned by the executive officers pursuant to our Executive Profit-Sharing Incentive Plan for 2006. No awards were granted to any of the named executive officers under our 2004 Equity Incentive Plan during 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plans Awards Target (1) ($)
Robert M. Powell	01/01/2006	279,511
Clifton R. Beckham	01/01/2006	148,256
Jerry D. Orler	01/01/2006	229,273
Garry R. Lewis	01/01/2006	160,427
Brandon D. Cox	01/01/2006	144,859

(1) The reported amounts were paid in cash to the executive officers in December 2006 and January 2007.

The amounts set forth in the preceding table are cash incentive payments based on our performance paid to the named executive officers under the Executive Profit-Sharing Incentive Plan for services rendered during 2006. Under this Plan, 5% of our pre-tax, pre-incentive income is set aside annually as an incentive pool for potential distribution at the end of the fiscal year to all executive officers. If we achieve a full-year combined internal operating ratio, determined in accordance with the Plan, of 95% or less for any fiscal year, the incentive pool is distributed within 75 days after the conclusion of that fiscal year to the executive officers, pro rata in proportion to their total base salaries. However, the executive officers have the option of receiving up to 90% of their estimated incentive payment during the last month of the fiscal year to which the payment applies. The performance goal was met for 2006. The amount of the incentive payment to each executive officer is limited to a percentage of his total base salary. For purposes of 2006 awards, the maximum amounts payable were based on percentages determined, within certain ranges, by the Executive Compensation Committee. The following table indicates the maximum amount, expressed as a percentage of base salary, payable to each of the named executive officers under the Plan for 2006. The actual amount paid to each named executive officer, as reflected in the Summary Compensation Table, was less than the maximum, based on the total amount available for distribution under the Plan.

Officer	2006 Maximum Cash Incentive Payment Amount
Robert M. Powell	250% of base salary
Clifton R. Beckham	200% of base salary
Jerry D. Orler	250% of base salary
Garry R. Lewis	200% of base salary
Brandon D. Cox	200% of base salary

The Executive Profit-Sharing Incentive Plan has been amended, effective January 1, 2007, to specify that the maximum amount that may be paid to each executive officer each year is 100% of his salary for the year.

For 2006, the performance-based incentive payments represented approximately 56% of total cash compensation, including base salary and the incentive payments, earned by the named executive officers. This is consistent with our policy that cash incentive awards under our Executive Profit-Sharing Incentive Plan, when earned, should represent a significant portion of our named executive officers’ annual cash and total compensation.

The following table sets forth certain information concerning the values realized upon exercise of options or vesting of restricted stock during fiscal year 2006.

2006 OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Robert M. Powell	10,000	141,000	--	--
Clifton R. Beckham	1,000	21,070	5,000	149,750
Jerry D. Orler	11,000	223,300	--	--
Garry R. Lewis	5,400	68,526	5,000	149,750
Brandon D. Cox	1,000	20,160	5,000	149,750

(1)	Determined by multiplying the number of shares acquired on exercise by the difference between the closing price of our Common Stock on the date of exercise and the exercise price.
(2)	Determined by multiplying the number of shares of restricted stock that vested by the market value of the underlying shares on the vesting date.

The following table sets forth information concerning outstanding awards as of the end of fiscal year 2006 that had been granted but that had not yet vested and had not yet been earned. For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Robert M. Powell	6,000 (1)		5.98	10/10/2007
	1,900 (2)		13.31	01/29/2007
	1,900 (3)		13.31	01/29/2007
	1,900 (4)		13.31	01/29/2007
	5,000 (6)		12.62	05/05/2007
		5,000 (7)	12.62	05/05/2008
		5,000 (8)	12.62	05/05/2009

Clifton R. Beckham	1,000 (1)		5.44	10/10/2007	15,000 (15)	240,750 (16)
	3,600 (2)		12.10	01/29/2007
	3,600 (3)		12.10	01/29/2008
	3,500 (4)		12.10	01/29/2009
	1,600 (5)		11.47	05/05/2007
	1,600 (6)		11.47	05/05/2008
		1,600 (7)	11.47	05/05/2009
		1,600 (8)	11.47	05/05/2010
		1,600 (9)	11.47	05/05/2011

Jerry D. Orler	1,900 (2)		12.10	01/29/2007
	1,900 (3)		12.10	01/29/2008
	1,900 (4)		12.10	01/29/2009
	4,000 (5)		11.47	05/05/2007
	4,000 (6)		11.47	05/05/2008
		4,000 (7)	11.47	05/05/2009
		4,000 (8)	11.47	05/05/2010
		4,000 (9)	11.47	05/05/2011

Garry R. Lewis	1,900 (2)		12.10	01/29/2007	15,000 (15)	240,750 (16)
	1,900 (3)		12.10	01/29/2008
	1,900 (4)		12.10	01/29/2009
	1,600 (5)		11.47	05/05/2007
	1,600 (6)		11.47	05/05/2008
		1,600 (7)	11.47	05/05/2009
		1,600 (8)	11.47	05/05/2010
		1,600 (9)	11.47	05/05/2011
	2,000 (10)		12.66	07/21/2007
	2,000 (11)		12.66	07/21/2008
		2,000 (12)	12.66	07/21/2009
		2,000 (13)	12.66	07/21/2010
		2,000 (14)	12.66	07/21/2011
Brandon D. Cox	1,000 (1)		5.44	10/10/2007	15,000 (15)	240,750 (16)
	1,700 (2)		12.10	01/29/2007
	1,700 (3)		12.10	01/29/2008
	1,600 (4)		12.10	01/29/2009
	2,800 (5)		11.47	05/05/2007
	2,800 (6)		11.47	05/05/2008
		2,800 (7)	11.47	05/05/2009
		2,800 (8)	11.47	05/05/2010
		2,800 (9)	11.47	05/05/2011

(1) Options had a vesting date of 10/11/04

(2) Options had a vesting date of 01/30/04

(3) Options had a vesting date of 01/30/05

(4) Options had a vesting date of 01/30/06

(5) Options had a vesting date of 05/05/05

(6) Options had a vesting date of 05/05/06

(7) Options have a vesting date of 05/05/07

(8) Options have a vesting date of 05/05/08

(9) Options have a vesting date of 05/05/09

(10)Options have a vesting date of 07/21/07

(11)Options have a vesting date of 07/21/08

(12)Options have a vesting date of 07/21/09

(13)Options have a vesting date of 07/21/10

(14)Options have a vesting date of 07/21/11

(15)The restricted stock shown in this table is based upon the award of 25,000 shares of restricted stock to each of Messrs. Beckham, Lewis and Cox on August 22, 2003. The first increment of each award, in the amount of 5,000 shares, vested on March 1, 2005, and the second increment, in the amount of 5,000 shares, vested on March 1, 2006. Each of Messrs. Beckham, Lewis and Cox held 15,000 unearned, restricted shares as of December 31, 2006. The third increment, in the amount of 5,000 shares, vested on March 1, 2007.

(16)The market value of shares of unvested, unearned stock is equal to the product of the closing market price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares. The closing market price of our Common Stock was $16.05 on December 29, 2006 (the last trading day of the fiscal year).

DIRECTOR COMPENSATION

We pay each director who is not an employee of the Company a fee of $1,500 per quarter, plus $1,000 per quarter for members of the Audit Committee, and reimburse all directors for reasonable expenses they may incur attending Board or committee meetings. The Audit Committee Chairman receives an additional $1,000 per quarter.

The 2004 Equity Incentive Plan permits awards of incentive stock options, nonqualified stock options, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Common Stock. Individuals to whom awards may be granted include any employee, officer or director of the Company or of any entity that is directly or indirectly controlled by the Company. No individual director may receive in any one calendar year awards amounting to more than 30,000 shares of our Common Stock. The Executive Compensation Committee or Nonemployee Directors Stock Option Committee may grant stock options to directors either in the form of incentive stock options or nonqualified stock options, except that incentive stock options may not be granted to nonemployee directors. The exercise price of any shares subject to a stock option may be no less than 100% of the fair market value of the shares for the date the stock option is granted, or 110% of such fair market value for an incentive stock option granted to a participant who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock or one of our parent or subsidiary corporations. The Plan is administered by the Executive Compensation Committee of the Board. However, with respect to participants who are nonemployee directors, the Plan is administered by the Nonemployee Directors Stock Option Committee of the Board. The Board or the Executive Compensation Committee may delegate the administration of the Plan, subject to certain limitations.

On May 3, 2006, an option was granted under the Plan to one nonemployee director, Richard B. Beauchamp. The option granted to Mr. Beauchamp will vest with respect to 1,500 shares on May 3, 2007, 1,500 shares on May 3, 2008, 1,500 shares on May 3, 2009 and 1,500 shares on May 3, 2010.

As of December 31, 2006, the nonemployee directors held outstanding options to purchase the following number of shares: James B. Speed (7,500), Joe D. Powers (7,500), Terry A. Elliott (12,750), William H. Hanna (6,000) and Richard B. Beauchamp (6,000).

The following table sets forth certain information concerning compensation for the last fiscal year for our nonemployee directors.

2006 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Option Awards (4) ($)		Total ($)
James B. Speed	6,000(1)	5,786		11,786
Joe D. Powers	10,000(2)	5,786		15,786
Terry A. Elliott	14,000(3)	9,985		23,985
William H. Hanna	6,000(1)	7,408		13,408
Richard B. Beauchamp	10,000(2)	18,319	(5)	28,319

(1)	Amounts represent director fees of $1,500 per quarter.
(2)	Amounts include $1,500 for director fees per quarter and $1,000 for Audit Committee service per quarter.
(3)	Amount includes $1,500 for director fees per quarter, $1,000 for Audit Committee service per quarter and $1,000 per quarter for service as chairman of the Audit Committee.
(4)

The amounts shown represent the compensation expense recognized by us for 2006 as determined in accordance with SFAS 123(R) with respect to the options granted to the directors in 2006 and prior years. For a discussion of the assumptions made for purposes of determining such value, see “Note 10. Stock Plans” to our 2006 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2006.

(5)

On May 3, 2006, Mr. Beauchamp was granted the option to purchase 6,000 shares, which vests in five equal annual increments. Each increment will be exercisable for a period of one year after vesting. The grant date fair value of such option, determined in accordance with SFAS 123(R), was $58,069. For a discussion of the assumptions made for purposes of determining such value, see “Note 10. Stock Plans” to our 2006 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Throughout most of 2006, the members of the Executive Compensation Committee of the Board were Joe D. Powers (Chairman), William H. Hanna and Richard B. Beauchamp. Mr. Beauchamp was appointed to serve on the Committee in February 2006 to replace Roland S. Boreham, Jr., who passed away on February 5, 2006.

COMPENSATION COMMITTEE REPORT

The following paragraph constitutes the report of the Executive Compensation Committee of the Board of Directors for fiscal year 2006. In accordance with SEC rules, this report shall not be deemed to be soliciting material or to be “filed” with the SEC except to the extent that this report is specifically incorporated by reference into a statement or report we file with the SEC, notwithstanding the incorporation of this Proxy Statement into any such statements or reports. To the extent that this report is specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, pursuant to General Instruction G(3) to Form 10-K, this report shall be deemed “furnished” and not “filed” in such Annual Report and will not be deemed incorporated by reference into any other filing, including any filing that incorporates such Annual Report on Form 10-K by reference, as a result thereof.

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section included in this Proxy Statement with management. Based on such review and discussion, the Executive Compensation Committee approved and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Members of the Executive Compensation Committee

Joe D. Powers (Chairman)

Richard B. Beauchamp

William H. Hanna

The preceding report has been provided by the directors who currently serve on the Executive Compensation Committee. When decisions regarding 2006 compensation were made in October 2005, the Committee consisted of Mr. Powers, Mr. Hanna and Roland S. Boreham, Jr., who passed away on February 5, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm utilized by us during fiscal year 2006 was Grant Thornton LLP. Ernst & Young LLP was engaged in that capacity from fiscal year 1989 until its dismissal in March 2006. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K filed with the SEC on March 17, 2006, our Audit Committee dismissed Ernst & Young LLP as our independent registered public accounting firm, effective March 14, 2006.

The audit reports of Ernst & Young LLP on our consolidated financial statements and our subsidiary as of and for the years ended December 31, 2005 and 2004, and on management’s assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Ernst & Young LLP’s dismissal, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports.  During the period described in the preceding sentence, there were no “reportable events” as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K of the SEC’s rules and regulations.

We have provided Ernst & Young LLP with a copy of the foregoing statements. A copy of Ernst & Young LLP's letter to the SEC, dated March 14, 2006, regarding its agreement with the foregoing statements, as set forth in our Current Report on Form 8-K filed with the SEC on March 17, 2006, was filed as Exhibit 16.1 to that report.

As previously reported in our Current Report on Form 8-K filed with the SEC on March 17, 2006, our Audit Committee engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006, effective March 15, 2006. Among other reasons, the Audit Committee selected Grant Thornton LLP because of its expertise and knowledge serving public truckload companies. During our two fiscal years ended December 31, 2005 and December 31, 2004, and the subsequent interim period through the date of our engagement of Grant Thornton LLP on March 15, 2006, neither we nor anyone on our behalf consulted with Grant Thornton LLP regarding any accounting or auditing issues involving us, including any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our principal accountant, Grant Thornton LLP for 2006, and Ernst & Young LLP for 2005 for the audit of the Company’s consolidated financial statements.

	2006	2005

Audit Fees (a)	$287,038	$470,851

Other Fees:
Audit-related Fees (b)	--	--
Tax Fees (c)	--	--
All Other Fees	--	2,500

(a)

Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10-K and internal control over financial reporting; (ii) the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents. Of this amount shown for 2006, $128,685 was paid to Grant Thornton LLP in 2006, $125,118 has been paid in 2007 and $18,750 will be paid in 2007. The amount shown for 2006 also includes $8,288 paid to Ernst & Young LLP.

(b)	Fees and expenses paid to our principal accountant for audit-related services including accounting consultation.

(c)	Fees and expenses paid to our principal accountant for (i) tax compliance; (ii) tax planning; and (iii) tax advice.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal control over financial reporting, determines the compensation of that firm and pre-approves all services of any type that firm renders to us. The Audit Committee has been informed of the types of services Grant Thornton LLP and Ernst & Young LLP rendered to us and has determined that, in providing those services, each such firm has maintained its independence as to us. The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence. The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters. The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services. Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period. The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee. The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

REPORT OF AUDIT COMMITTEE

The following paragraphs constitute the report of the Audit Committee of the Board for fiscal year 2006. In accordance with SEC rules, this report shall not be deemed to be soliciting material or to be “filed” with the SEC except to the extent that this report is specifically incorporated by reference into a statement or report that we file with the SEC, notwithstanding the incorporation of this Proxy Statement into any such reports.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee’s actions are governed by a written charter, which has been adopted by the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) and meet the independence and other requirements of Rule 4350(d)(2) of The NASDAQ Stock Market’s listing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and USA Truck including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as well as the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held three meetings in person and ten via conference call during fiscal year 2006.

In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

By the Members of the Audit Committee:

Terry A. Elliott (Chairman)

Joe D. Powers

Richard B. Beauchamp

CORPORATE GOVERNANCE AND RELATED MATTERS

We are committed to conducting our business in accordance with the highest ethical standards. As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page. In addition, any amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics that apply to our principal executive, financial, and accounting officers, or persons performing similar functions, will be posted at that same location on our website.

We adopted a Policy Statement and Procedures for Reporting of Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page. The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold USA Truck and our personnel, including senior management, accountable for adhering to our ethical standards. The Whistleblower Policy establishes procedures for any person to report violations by us or any of our personnel of our Code of Ethics or any laws, rules or regulations without fear of retaliation. The Whistleblower Policy also contains special procedures for submission by employees of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

We also adopted a Shareholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our Policy regarding Board members’ attendance at annual meetings of stockholders. This Policy is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investor Relations” page. All members of the Board who were directors at the time of the 2006 Annual Meeting of Stockholders, except Terry A. Elliott, attended that meeting.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates. Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in the best interest of USA Truck and on terms no less favorable than could be obtained from an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Based solely on its review of the copies of such reports received by us, and written representations from certain reporting persons, we believe that during fiscal 2006, our directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them, except that one report on Form 4 for Robert M. Powell, CEO and Chairman of the Board, relating to one transaction, was inadvertently filed late.

STOCKHOLDER PROPOSALS

Our 2008 Annual Meeting is tentatively scheduled to be held during the first week of May 2008. SEC rules provide that to be considered for inclusion in the proxy material for an annual meeting, stockholder proposals, including proposals nominating persons for election to the Board, must be received at our principal executive offices no later than 120 days prior to the date of our Proxy Statement released to stockholders in connection with the previous year’s annual meeting. Accordingly, proposals submitted for inclusion in the proxy statement relating to the 2008 Annual Meeting must be received by us no later than December 5, 2007. Any such proposal must be set forth in a notice containing certain information specified in the rules. The rules also provide that, to be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $2,000 in market value of the shares of stock entitled to be voted at the annual meeting and must have held such shares for at least one year. If the date of the 2008 Annual Meeting is changed by more than 30 calendar days from the date contemplated by this paragraph, a stockholder proposal must be received by us within a reasonable amount of time before the Proxy Statement for such meeting is sent to stockholders to be considered for inclusion. The SEC’s rules allow us to exclude from our proxy materials stockholder proposals that relate to certain types of matters or that are submitted under certain circumstances.

Our bylaws and Nominating Committee charter contain requirements substantially identical to the requirements of the SEC’s rules described above, but relating to the submission of stockholder proposals, including proposals for the nomination of persons for election as directors, for inclusion on the agenda for action at an annual meeting of our stockholders. To be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at the annual meeting and must have held such shares for at least one year. Proposals submitted for inclusion on the agenda for action at the 2008 Annual Meeting must be received by us no later than December 5, 2007. Any such proposal must be set forth in a notice containing certain information specified in our bylaws and Nominating Committee charter.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

J. RODNEY MILLS

Secretary

April 3, 2007

Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2006 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to J. Rodney Mills, Secretary of the Company, at the Company’s executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956. The written request must state that as of March 12, 2007, the person making the request was a beneficial owner of shares of the Common Stock of the Company.

					FOR ALL	WITH- HOLD ALL	FOR ALL EXCEPT
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY USA TRUCK, INC.	1.	Election of two (2) Class III directors for a term of office expiring at the 2010 Annual Meeting of Stockholders

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2007				Robert M. Powell James B. Speed
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
The undersigned stockholder(s) of USA TRUCK, INC. hereby appoint(s) ROBERT M. POWELL and JERRY D. ORLER, and each or either of them, the true and lawful attorneys-in-fact and proxies for the undersigned, with full power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Stockholders to be held on May 2, 2007, at 10:00 a.m., Central Time, and at any adjournments thereof, for the transaction of the following business:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE ABOVE NOMINEES. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
	Please be sure to sign and date this Proxy in the box below.	Date
(Please sign exactly as name(s) appear(s) at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature

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+

Detach above card, sign, date and mail in postage paid envelope provided.

SECRETARY

USA TRUCK, INC.

3200 Industrial Park Road, Van Buren, Arkansas 72956

PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

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